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Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
Registration Statement Under the Securities Act of 1933

CENTENNIAL FIRST FINANCIAL SERVICES
(Name of Small Business Issuer in its Charter)

CALIFORNIA	91-1995265

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

218 EAST STATE STREET, REDLANDS, CALIFORNIA 92373, (909) 798-3611
(Address and Telephone Number of Principal Executive Offices)

218 EAST STATE STREET, REDLANDS, CALIFORNIA 92373
(Address of Principal Place of Business)

DOUGLAS C. SPENCER, PRESIDENT & CEO 218 EAST STATE STREET, REDLANDS, CALIFORNIA 92373, (909) 798-3611
(Name, Address and Telephone of Agent for Service)

Copy to:
Gary Steven Findley, Esq.,1470 N. Hundley Street, Anaheim, CA 92806, (714) 630-7136

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [x] 333-57358.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ].

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(a)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock (No Par Value)	70,587 shares(1)	$17.00	$1,199,979.00	$299.99

(1)
352,942 shares were registered under Securities Act Registration Statement No. 333-57358, whereby a filing fee of $1,500.00 was previously paid.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This Registration Statement is filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), by Centennial First Financial Services (the "Company"). This Registration Statement incorporates by reference the contents of the Registration Statement on Form SB-2 (Registration No. 333-57358) which was declared effective by the Commission on June 28, 2001 relating to the offering of up to 352,942 shares of common stock of the Company.

EXHIBITS

5.1	Opinion re: legality.
23.1	Consent of Counsel is included with the opinion re: legality as Exhibit 5 to the Registration Statement.
23.2	Consent of Hutchinson and Bloodgood LLP.
23.3	Consent of Arthur Andersen LLP.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there unto duly authorized in the Redlands, California, on July 24, 2001.

CENTENNIAL FIRST FINANCIAL SERVICES
By:	/s/ DOUGLAS C. SPENCER Douglas C. Spencer President & CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ DOUGLAS C. SPENCER Douglas C. Spencer	Director, Principal Executive Officer	July 24, 2001
/s/ PATRICK J. MEYER Patrick J. Meyer	Chairman	July 24, 2001
/s/ BRUCE J. BARTELLS Bruce J. Bartells	Director	July 24, 2001

Carole H. Beswick	Director	, 2001
/s/ IRVING M. FELDKAMP, III, DDS Irving M. Feldkamp, III, DDS	Director	July 24, 2001
/s/ LARRY JACINTO Larry Jacinto	Director	July 24, 2001

Ronald J. Jeffrey	Director	, 2001
/s/ WILLIAM A. MCCALMON William A. McCalmon	Director	July 24, 2001

Douglas F. Welebir	Director	, 2001

/s/ BETH SANDERS Beth Sanders	Principal Financial Officer and Principal Accounting Officer	July 24, 2001
/s/ JAMES APPLETON James Appleton	Director	July 24, 2001
/s/ STAN WEISSER Stan Weisser	Director	July 24, 2001

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Gary Steven Findley & Associates
23.2	Consent of Hutchinson and Bloodgood LLP.
23.3	Consent of Arthur Andersen LLP.

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CALCULATION OF REGISTRATION FEE
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
EXHIBITS
SIGNATURES
EXHIBIT INDEX